                             AGREEMENT TO REIMBURSE

         This Agreement to Reimburse (this "Agreement") is entered into as of the 15th day of January, 2002 (the "Effective Date") by and between CYBERCARE, INC., a Florida corporation ("CyberCare"), and Louis R. Capece ("Pledgor").

                                    RECITALS:

         WHEREAS, CyberCare is borrowing certain funds from Williams de Broe ("Lender") pursuant to a Debenture in the principal amount of $172,200, a copy of which is attached as EXHIBIT A (the "Debenture");

         WHEREAS, Lender has required that CyberCare provide collateral in the form of shares of common stock of CyberCare (the "Collateral") in order to secure CyberCare's payment obligations under the Debenture;

         WHEREAS, CyberCare has requested that Pledgor make available certain shares of CyberCare common stock owned by Pledgor, as set forth on EXHIBIT B hereto (the "Pledgor Shares") for use by CyberCare in fulfilling the Lender's requirement for the Collateral;

         WHEREAS, CyberCare is willing to reimburse Pledgor to the extent that any of the Pledgor Shares which, by virtue of their use as Collateral, are required to be released to or which are retained by or forfeited to the Lender, and is willing to provide Pledgor with additional consideration for Pledgor's agreement to make available the Pledgor Shares for the foregoing purpose; and

         WHEREAS, Pledgor is willing to make the Pledgor Shares available to CyberCare and the Lender for purposes of assisting CyberCare in collateralizing the obligations under the Debenture and is entering into a Pledge Agreement with the Lender whereby the Pledgor Shares are being pledged to secure the satisfaction of the obligations under the Debenture and the stock certificates representing the Pledgor Shares are being delivered to the Lender, a copy of which is attached as EXHIBIT C hereto (the "Pledge Agreement").

         NOW, THEREFORE, in exchange for the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                     TERMS:

1. The foregoing Recitals are true and correct and, with any attachments hereto, are hereby incorporated by reference.

2. Pledgor hereby agrees to enter into the Pledge Agreement and to tender to the Lender on behalf of CyberCare the Pledgor Shares for use in connection with the collateralization of the obligations under the Debenture.


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3.      As consideration for the pledge of the Pledgor Shares, CyberCare hereby agrees to provide to Pledgor a certificate representing such number of shares of CyberCare common stock in restricted form as are equal to ten percent (10%) of the number of Pledgor Shares, no later than April 28, 2002 (the "Return Date").

4. CyberCare hereby agrees to assist Pledgor in obtaining the return of the Pledgor Shares from the Lender upon the satisfaction of the obligations under the Debenture. In the event that the Pledgor Shares have not been returned to Pledgor on or prior to 10 days following the Return Date, CyberCare shall provide to Pledgor a certificate representing such number of shares of CyberCare common stock in restricted form as are equal to five percent (5%) of the number of Pledgor Shares.

5. If CyberCare shall fail to perform under the Debenture or if an event of default under the Debenture or the Pledge Agreement shall occur and continue beyond any applicable grace or notice period, or if for any reason Pledgor does not obtain the return of the Pledgor Shares promptly on or before to the Return Date, and in any case, to the extent that the Lender elects to retain any portion of the Collateral Shares as setoff or in satisfaction of the obligations under the Debenture or for any other reason (in each case, a "Collateral Loss"), then CyberCare shall be obligated to provide Pledgor with such number of replacement shares of CyberCare common stock as are equal to the number of Pledgor Shares retained by Lender. The parties acknowledge that any replacement shares issued to Pledgor hereunder shall be in restricted form, but with rights similar to those applicable to forfeited Pledgor Shares. In addition, CyberCare shall indemnify and defend Pledgor for all losses, damages, costs (including reasonable legal fees) and liabilities Pledgor shall suffer or incur with respect to any forfeiture or loss to the Lender in connection with the Pledge Agreement or as a result of a Collateral Loss, including, without limitation, any costs, taxes, or other amounts required to be paid by Pledgor because of the transfer of such forfeited Pledgor Shares to the Lender.

6.      MISCELLANEOUS.

                  (a) At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or otherwise to carry out the intent and purposes of this Agreement.

                  (b) This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

                  (c) This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                  (d) This Agreement may not be assigned by any party hereto without the prior written consent of the other party.


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                  (e) This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida.

                  (f) The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning hereof.

                  (g) The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                  (h) The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.

                  (i) Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party will be entitled to reimbursement by the non-prevailing party for all costs and expenses (including reasonable attorneys' fees at all pre-trial, trial and appellate levels).

                  (j) No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement.

                  (k) This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.



                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]


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         IN WITNESS WHEREOF, the parties hereto have agreed to the terms and provisions of this Agreement as of the day and year first above written.


CYBERCARE, INC.


By:
   ---------------------------------
Name:
Its:


PLEDGOR


------------------------------------
Name:
      ------------------------------



GUARANTEED BY:


------------------------------------
Michael F. Morrell


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